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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in Amendment No. 2 to this Registration Statement on Form S-1 (File No. 333-90974) of our report dated April 17, 2002, except as to Note 10 for which the date is September 30, 2002, relating to the combined financial statements of the Upstream Subsidiaries of Plains Resources Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.





PricewaterhouseCoopers LLP


Houston, Texas
October 2, 2002